                 AMENDED UNDERWRITING AND DISTRIBUTION AGREEMENT



     THIS AGREEMENT, made as of the 10th day of April, 1995, by and between Piper Funds Inc., a Minnesota corporation ("Piper Funds") and Piper Jaffray Inc., a Delaware corporation (the "Distributor").

     WITNESSETH:

     1. UNDERWRITING SERVICES. Piper Funds hereby engages the Distributor, and the Distributor hereby agrees to act, as principal underwriter for Piper Funds in the sale and distribution to the public of Piper Funds' shares of common stock, $.01 par value (the "Shares"), either through dealers or otherwise. The Distributor agrees to offer such Shares for sale at all times when such Shares are available for sale and may lawfully be offered for sale and sold. The Shares may be offered in one or more series (the "Series"), with each designated Series representing a separate portfolio of investments. The thirteen Series currently outstanding are Value Fund, Emerging Growth Fund, Growth and Income Fund, Equity Strategy Fund, Balanced Fund, Government Income Fund, Institutional Government Income Portfolio, Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, National Tax-Exempt Fund, Minnesota Tax-Exempt Fund and Short-Intermediate Bond Fund. Other Series may be created in the future by Piper Fund's Board of Directors.

     2. SALE OF PIPER FUNDS SHARES. Such Shares are to be sold only on the following terms:

     (a) All subscriptions, offers or sales shall be subject to acceptance or rejection by Piper Funds. Any offer or sale shall be conclusively presumed to have been accepted by Piper Funds if Piper Funds shall fail to notify the Distributor of the rejection of such offer or sale prior to the computation of the net asset value of the Shares next following receipt by Piper Funds of notice of such offer or sale.

     (b) No Share shall be sold by the Distributor for any consideration other than cash or for any amount less than the net asset value of such Share, computed as provided in the currently effective prospectus of the appropriate Series of Piper Funds. With respect to Money Market Fund, U.S. Government Money Market Fund and Tax-Exempt Money Market Fund, the net asset value per Share is normally expected to be $1.00. All Shares sold by the Distributor shall be sold at the public offering price, as hereinafter defined, provided that, with respect to a Series sold with a Front-End Sales Load (as hereinafter defined), the Distributor may allow, or sell at, a discount from said public offering price to broker-dealers that have entered into sales agreements with the Distributor, which discount shall be no greater than the Front-End Sales Load.

     (c) The public offering price of the Shares shall be the net asset value thereof next determined following receipt of an order by the Distributor plus a front-end sales load or loading charge, if any, which shall be such percentage of the public offering price, computed to the nearest cent, as is set forth in
Section 7(a) hereof, or as otherwise may be agreed upon in writing by Piper Funds and the Distributor and specifically approved by the Board of Directors of Piper Funds (the "Front-End Sales Load"), provided that no schedule of Front-End Sales Loads shall be effective until set forth in a prospectus of Piper Funds meeting the requirements of the Securities Act of 1933. Said Front-End Sales Load may be graduated on a scale based upon the dollar amount of Shares sold.

     (d) In connection with purchases of $500,000 and over, a 1.00% sales load payable upon redemption (.20% in the case of Institutional Government Income Portfolio) (a "Contingent Deferred Sales Load") will be imposed in the event of a redemption transaction occurring within 24 months following such a purchase.

     (e) The Front-End Sales Load for any Series of Piper Funds may, at the discretion of Piper Funds and the Distributor, be reduced or eliminated as permitted by the Investment Company Act of 1940, and the rules and regulations thereunder, as they may be amended from time to time, provided that such reduction or elimination shall be set forth in the currently effective prospectus for such Series, and provided that Piper Funds shall in no event receive for any Shares sold an amount less than the net asset value thereof. In addition, the Contingent Deferred Sales Load for any Series of Piper Funds may, at the discretion of Piper Funds and the Distributor, be reduced or eliminated in accordance with the terms of an exemptive order received from the Securities and Exchange Commission by Piper Funds, and any amendments thereto, provided that such reduction or elimination shall be set forth in the currently effective prospectus for such Series.

     3. INVESTMENT OF DIVIDENDS AND DISTRIBUTIONS. Piper Funds may extend to its shareholders the right to purchase Shares of any Series (or Shares of any series of Piper Institutional Funds Inc. or Piper Global Funds Inc. or any other open-end investment management companies or series thereof managed by the Adviser) at the net asset value thereof with the proceeds of any dividend or capital gain distribution paid or payable by a Series of Piper Funds to its shareholders.

     4. REGISTRATION OF SHARES. Piper Funds agrees to make prompt and reasonable efforts to effect and keep in effect, at its own expense, the registration or qualification of its Shares for sale in such jurisdictions as Piper Funds may designate.

     5. INFORMATION TO BE FURNISHED TO DISTRIBUTOR. Piper Funds agrees that it will furnish the Distributor with such information with respect to the affairs and accounts of Piper Funds as the Distributor may from time to time reasonably require, and further agrees that the Distributor, at all reasonable times, shall be permitted to inspect the books and records of Piper Funds.

     6. ALLOCATION OF EXPENSES. During the period of this agreement, Piper Funds shall pay or cause to be paid all expenses, costs and fees incurred by Piper Funds which are not assumed by the Distributor or Piper Capital Management Incorporated (the "Adviser"). The Distributor agrees to provide, and shall pay costs which it incurs in connection with, ongoing servicing and/or maintenance of shareholder accounts with respect to each Series (such costs are referred to as "Shareholder Servicing Costs"). The Distributor shall also pay all costs of distributing the Shares of each Series ("Distribution Expenses"). Distribution Expenses include, but are not limited to, initial and ongoing sales compensation (in addition to sales loads) paid to investment executives of the Distributor and to other broker-dealers in respect of sales of Shares of a Series and other advertising and promotional expenses in connection with the distribution of Shares of a Series. These advertising and promotional expenses include, by way of example and not by way of limitation, costs of printing and mailing prospectuses, statements of additional information and shareholders reports to prospective investors; expenses of preparation and distribution of sales literature; expenses of advertising of any type; an allocation of the Distributor's overhead and other expenses related to the distribution of Shares of a Series; and payments to, and expenses of, officers, employees or representatives of the Distributor, of other broker-dealers, banks or other financial institutions, and of any other persons who provide support services in connection with the distribution of Shares of a Series, including travel, entertainment and telephone expenses. Shareholder Servicing Costs include, but not limited to, an allocation of the Distributor's overhead and payments made to persons, including employees of the Distributor, who respond to inquiries of shareholders regarding their ownership of Shares or their accounts with a Series, or who provide other administrative or accounting services not otherwise required to be provided by the investment adviser or the transfer agent for the Series. The investment adviser, rather than the Distributor, may bear the expenses referred to in this section, but the Distributor shall be liable for such expenses until paid.

     7. COMPENSATION TO DISTRIBUTOR. As compensation for all of its services provided and its costs assumed under this Agreement, the Distributor shall receive the following forms and amounts of compensation:

     (a) With respect to sales of Shares of Value Fund, Emerging Growth Fund, Growth and Income Fund, Equity Strategy Fund, Government Income Fund, Institutional Government Income Portfolio, National Tax-Exempt Fund, Minnesota Tax-Exempt Fund and Short-Intermediate Bond Fund, the Distributor shall receive the difference between the total amount charged and received by the Distributor as the purchase price for the Shares and the net asset value thereof. Such difference shall be equal to the Front-End Sales Loads indicated below as a percentage of the public offering price and the net asset value. As indicated, the Front-End Sales Loads are reduced on a graduated scale on single purchases of $100,000 or more. Front-End Sales Loads for any future Series shall be set forth in an amendment to this Agreement.

                   SERIES OTHER THAN INSTITUTIONAL GOVERNMENT
                INCOME PORTFOLIO AND SHORT-INTERMEDIATE BOND FUND

                                                Front-End         Front-End
                                              Sales Load as     Sales Load as
Amount of Transaction                        a Percentage of   a Percentage of
   at Offering Price                         Offering Price    Net Asset Value
-----------------------                     ----------------   ----------------
Less than $100,000 . . . . . . . . . . .          4.00%               4.17%
$100,000 but less than $250,000. . . . .          3.25%               3.36%
$250,000 but less than $500,000. . . . .          2.50%               2.56%
$500,000 and over. . . . . . . . . . . .             0%                  0%

                  INSTITUTIONAL GOVERNMENT INCOME PORTFOLIO AND
                          SHORT-INTERMEDIATE BOND FUND

                                                Front-End         Front-End
                                              Sales Load as     Sales Load as
Amount of Transaction                        a Percentage of   a Percentage of
   at Offering Price                         Offering Price     Net Asset Value
-----------------------                     ----------------   ----------------
Less than $100,000 . . . . . . . . . . .          1.50%               1.52%
$100,000 but less than $250,000. . . . .          1.25%               1.27%
$250,000 but less than $500,000. . . . .          1.00%               1.01%
$500,000 and over. . . . . . . . . . . .             0%                  0%


     Up to the entire amount of the Front-End Sales Load set forth above with respect to each Series may be reallowed by the Distributor to broker-dealers in connection with the sale of the Shares of such Series. The amount of the Front-End Sales Loads set forth above may be retained or deducted by the Distributor from any sums received by it in payment for Shares so sold. If such amount is not deducted by the Distributor from such payments, such amount shall be paid to the Distributor by Piper Funds not later than five business days after the close of any month during which any such sales were made by the Distributor and payment received by Piper Funds.

     No Front-End Sales Load shall be charged to purchasers or paid to the Distributor on sales of Shares of Money Market Fund, U.S. Government Money Market Fund or Tax-Exempt Money Market Fund.

     (b) For each Series of Piper Funds that imposes a Front-End Sales Load, in connection with sales of $500,000 and over, a Contingent Deferred Sales Load will be imposed on the shareholder and paid to the Distributor in the event of a redemption transaction occurring within 24 months following such purchase. Such

Contingent Deferred Sales Load shall be equal to .20% of the offering price for Institutional Government Income Portfolio and Short-Intermediate Bond Fund and 1.00% of the offering price for all other Series of Piper Funds.

     No Contingent Deferred Sales Load will be imposed when a shareholder redeems (i) shares held for longer than 24 months, (ii) amounts representing an increase in the value of shares due to capital appreciation, or (iii) shares purchased through reinvestment of dividends or capital gain distributions. In determining whether a Contingent Deferred Sales Load is payable, shares that are not subject to any Contingent Deferred Sales Load will be redeemed first, and other shares will then be redeemed in the order purchased.

     For each Series other than Institutional Government Income Portfolio and Short-Intermediate Bond Fund, with respect to cumulative purchases of shares of such Series in excess of $500,000, the Distributor will pay its investment executives and other broker-dealers a fee of up to 1.00% of the first
$1,000,000 of the offering price, .75% of the next $2,000,000 of the offering price, .50% of the next $2,000,000 of the offering price, .25% of the next $5,000,000 of the offering price, and $.15% of the offering price in excess of $10,000,000. Such payments may be revised from time to time as agreed upon by Piper Funds and the Distributor and are not reimbursable under Piper Funds' Rule 12b-1 plan.

     For Institutional Government Income Portfolio and Short-Intermediate Bond Fund, in connection with cumulative purchases of shares in excess of $500,000, the Distributor will pay its investment executives and other broker-dealers a fee of up to .20% of the first $3,000,000 of the offering price, .15% of the next $2,000,000 of the offering price, .10% of the next $5,000,000 of the offering price, and .05% of the offering price in excess of $10,000,000. Such payments may be revised from time to time as agreed upon by Piper Funds and the Distributor and are not reimbursable under Piper Funds' Rule 12b-1 plan.

     (c) Pursuant to Piper Funds' Distribution Plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940 (the "Plan"), each of Value Fund, Emerging Growth Fund, Growth and Income Fund, Equity Strategy Fund, Balanced Fund and Government Income Fund shall pay the Distributor a total fee each month equal to .50% per annum of the average daily net assets of each such series to cover Distribution Expenses and Shareholder Servicing Costs. Such fee shall be equal to .30% per annum of the average daily net assets of each of Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, National Tax-Exempt Fund, Minnesota Tax-Exempt Fund and Institutional Government Income Portfolio and .20% of the average daily net assets of Short-Intermediate Bond Fund. As determined from time to time by the Board of Directors of Piper Funds, a portion of each such fee shall be designated as a "distribution fee" designed to cover Distribution Expenses and a portion shall be designated as a "shareholder servicing fee" designed to cover Shareholder Servicing

Costs. Average daily net assets shall be computed in accordance with the currently effective prospectus of each Series.

     Amounts payable to the Distributor under the Plan may exceed or be less than the Distributor's actual Distribution Expenses and Shareholder Servicing Costs. In the event such Expenses and Costs exceed amounts payable to the Distributor under the Plan, the Distributor shall not be entitled to reimbursement by Piper Funds.

     (d) In each year during which this Agreement remains in effect, the Distributor will prepare and furnish to the Board of Directors of Piper Funds, and the Board will review, on a quarterly basis, written reports complying with the requirements of Rule 12b-1 under the Investment Company Act of 1940, as amended, that set forth the amounts expended under this Agreement and the Plan and the purposes for which those expenditures were made.

     8. LIMITATION OF DISTRIBUTOR'S AUTHORITY. The Distributor shall be deemed to be an authorized independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent Piper Funds. In connection with its role as underwriter of the Shares of Piper Funds, the Distributor shall at all times be deemed an agent of Piper Funds and shall sell Piper Funds Shares to purchasers thereof as agent and not as principal.

     9. SUBSCRIPTION FOR SHARES; REFUND FOR CANCELED ORDERS. The Distributor shall subscribe for the Shares of Piper Funds only for the purpose of covering purchase orders already received by it or for the purpose of investment for its own account. In the event that an order for the purchase of Shares is placed with the Distributor by a customer or dealer and subsequently canceled, the Distributor shall forthwith cancel the subscription for such Shares entered on the book of Piper Funds and, if the Distributor has paid Piper Funds for such Shares, shall be entitled to receive from Piper Funds in refund of such payment the lesser of:

          (a)  the consideration received by Piper Funds for said Shares; or

          (b) the Net Asset Value of such Shares at the time of cancellation by the Distributor.

     10. INDEMNIFICATION OF PIPER FUNDS. The Distributor agrees to indemnify Piper Funds against any and all litigation and other legal proceedings of any kind or nature and against any liability, judgment, cost or penalty imposed as a result of such litigation or proceedings in any way arising out of or in connection with the sale or distribution of the Shares of Piper Funds by the Distributor. In the event of the threat or institution of any such litigation or legal proceedings against Piper Funds, the Distributor shall defend such action on behalf of Piper Funds at its own expense, and shall pay any such liability, judgment, cost or penalty resulting therefrom, whether imposed by legal authority or agreed upon by way of compromise and settlement; provided, however, that the Distributor shall not be required to pay or reimburse Piper Funds for any liability, judgment, cost or penalty incurred as a result of information supplied to the Distributor by or as a result of an omission to supply information to the Distributor by Piper Funds or a director, officer or employee of Piper Funds who is not an Interested Person of the Distributor (as defined in Section 2(a)(19) of the Investment Company Act of 1940 and the rules, regulations and releases relating thereto), unless the information so supplied or omitted was available to the Distributor or Piper Funds' investment adviser without recourse to Piper Funds or any such Interested Person of Piper Funds.

     11. FREEDOM TO DEAL WITH THIRD PARTIES. The Distributor shall be free to render to others services of a nature either similar to or different from those rendered under this contract, except such as may impair its performance of the services and duties to be rendered by it hereunder.

     12. EFFECTIVE DATE, DURATION AND TERMINATION OF AGREEMENT. The effective date of this Agreement shall be the date first set forth above. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding Shares of Piper Funds or of a Series of Piper Funds shall mean the vote of 67% or more of such Shares if the holders of more than 50% of such Shares are present in person or by proxy or the vote of more than 50% of such Shares, whichever is less.

     Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect from year to year with respect to each Series, but only so long as such continuance is specifically approved at least annually (a) by the Board of Directors of Piper Funds or by the vote of a majority of the outstanding voting securities of the applicable Series, and (b) by the vote of a majority of the directors who are not Interested Persons of Piper Funds or of the Distributor and who have no direct or indirect financial interest in the operation of this Agreement, or in any agreements relating to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time without the payment of any penalty by the vote of a majority of the members of the Board of Directors of Piper Funds who are not Interested Persons of Piper Funds and who have no direct or indirect financial interest in the operation of this Agreement or in any agreements relating to this Agreement, or by the Distributor, upon not more than 60 days' written notice to the other party. This Agreement may be terminated with respect to a particular Series at any time without the payment of any penalty by the vote of the holders of a majority of the outstanding Shares of such Series, upon 60 days' written notice to the Distributor. This Agreement shall automatically terminate in the event of its assignment.

     13. AMENDMENTS TO AGREEMENT. No material amendment to this Agreement shall be effective until approved by the Distributor and by the vote of a majority of the Board of Directors of Piper Funds who are not Interested Persons of the Distributor.

     14. NOTICES. Any notices under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notice.

     IN WITNESS WHEREOF, Piper Funds and the Distributor have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                             PIPER FUNDS INC.


                                             By /s/ Marijo A. Goldstein
                                               -------------------------------
                                               Its  Vice President
                                                    --------------------------


                                             PIPER JAFFRAY INC.


                                             By /s/ William H. Ellis
                                               -------------------------------
                                               Its  President
                                                    --------------------------